Exhibit 99.1

PerkinElmer to Acquire Antibody and Reagent Leader BioLegend

Transformative deal significantly scales leading position in life science to accelerate legendary discoveries in precision medicine

•	Leader in antibody development with highly complementary, innovative portfolio in emerging, high-growth areas of biologics, cell and gene therapy, proteogenomics, and recombinant proteins

•	Commercial synergy opportunity to accelerate life science growth with potential benefits for diagnostics franchise

•	Annual BioLegend revenues of approximately $380 million estimated in 2022 with mid-teens-plus expected revenue growth (excluding synergies)

•	Elevated growth and margin profile for combined company with strong, immediate adjusted earnings per share accretion

WALTHAM, Mass. – July 26, 2021 – PerkinElmer, Inc. (NYSE: PKI) (“PerkinElmer”) today announced it has entered into an agreement to acquire BioLegend, a leading, global provider of life science antibodies and reagents, for approximately $5.25 billion in a combination of cash and stock, subject to certain adjustments.

BioLegend provides its academic and biopharmaceutical customers with best-in-class antibodies and reagents in high-growth areas such as cytometry, proteogenomics, multiplex assays, recombinant proteins, magnetic cell separation and bioprocessing. The transaction will be the largest in PerkinElmer’s history and is expected to close by the end of the 2021 calendar year, subject to regulatory approvals and other customary closing conditions.

Privately-held BioLegend has more than 700 employees based primarily in the U.S., with estimated 2022 revenues of $380 million. Upon joining PerkinElmer, BioLegend will expand PerkinElmer’s existing life science franchise into new segments, and its state-of-the-art campus in San Diego, California will become PerkinElmer’s global Center of Excellence (CoE) for research reagent content development for the combined company.

Commenting on the agreement to acquire BioLegend, Prahlad Singh, president and chief executive officer of PerkinElmer, said: “We are thrilled to have the opportunity to bring our technologies and innovative cultures together to create seamless solutions to push science and discovery forward. We believe joining our teams presents an incredible opportunity to accelerate discoveries that help life science researchers leverage ever-developing technologies and novel approaches to better understand and fight disease.”

Gene Lay, founder, president and chief executive officer of BioLegend, added, “We are very excited to join the PerkinElmer family. The combination will afford us the opportunity to continue to build on our two-decade foundation of innovative science and scale in new and highly attractive PerkinElmer areas such as clinical diagnostics and food safety testing. The BioLegend team is eager to enter this new chapter with PerkinElmer, furthering our mission of enabling legendary discovery from research to cure.”

Strategic Alignment of Deal Structure Expected to Lead to Faster Growth and Elevated Margins

PerkinElmer has fully committed bridge financing from Goldman Sachs Bank USA in place for the cash portion of the agreed upon purchase price. The combination is expected to be accretive to PerkinElmer’s existing revenue growth and margin profile and provide an estimated $0.30 of adjusted earnings per share accretion in the first full year following close and greater than $0.50 in the second year following close. The combined company will generate immediate revenue synergies which are expected to reach $100 million annually by the fifth year following the transaction close and no significant cost synergies are planned.

Advisors

Goldman Sachs & Co. LLC, Inc., is serving as exclusive financial advisor to PerkinElmer, with WilmerHale serving as legal counsel and McDermott Will & Emery serving as antitrust counsel. J.P. Morgan Securities LLC is serving as exclusive financial advisor to BioLegend with Pillsbury Winthrop Shaw Pittman LLP serving as legal counsel.

Conference Call and Webcast

PerkinElmer will discuss its second quarter 2021 results (as released separately,) its outlook for business trends, and its acquisition of BioLegend in a conference call on July 26, 2021 at 8:00 a.m. Eastern Time. To access the call, please dial 720-405-2250 prior to the scheduled conference call time and provide the access code 9275741. The webcast and accompanying slides can be found on the investors section of www.perkinelmer.com. An audio archive of the call will be available in that section of the website until August 9, 2021.

Factors Affecting Future Performance

This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities, acquisitions and divestitures. Words such as “believes,” “intends,” “anticipates,” “plans,” “expects,” “estimates,” “projects,” “forecasts,” “will” and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management’s current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) the effect of the COVID-19 pandemic on our sales and operations; (3) fluctuations in the global economic and political environments; (4) our failure to introduce new products in a timely manner; (5) our ability to execute acquisitions, such as BioLegend, and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (6) our ability to compete effectively; (7) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (8) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (9) disruptions in the supply of raw materials and supplies; (10) our ability to retain key personnel; (11) significant disruption in our information technology systems, or cybercrime; (12) our ability to realize the full value of our intangible assets; (13) our failure to adequately protect our intellectual property; (14) the loss of any of our licenses or licensed rights; (15) the manufacture and sale of products exposing us to product liability claims; (16) our failure to maintain compliance with applicable government regulations; (17) regulatory changes; (18) our failure to comply with healthcare industry regulations; (19) economic, political and other risks associated with foreign operations; (20) the United Kingdom’s withdrawal from the European Union; (21) our ability to obtain future financing; (22) restrictions in our credit agreements; (23) discontinuation or replacement of LIBOR; (24) significant fluctuations in our stock price; (25) reduction or elimination of dividends on our common stock; and (26) other factors which we describe under the caption “Risk Factors” in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer enables scientists, researchers, and clinicians to address their most critical challenges across science and healthcare. With a mission focused on innovating for a healthier world, we deliver unique solutions to serve the diagnostics, life science, food, and applied markets. We strategically partner with customers to enable earlier and more accurate insights supported by deep market knowledge and technical expertise. Our dedicated team of about 14,000 employees worldwide is passionate about helping customers work to create healthier families, improve the quality of life, and sustain the well-being and longevity of people globally. The Company reported revenue of approximately $3.8 billion in 2020, serves customers in 190 countries, and is a component of the S&P 500 index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

About BioLegend

BioLegend enables life science discovery from research to cure by providing world-class, cutting-edge antibodies and reagents for biomedical research, manufactured in its state-of-the-art facility in San Diego, CA. Its mission is to accelerate research and discovery by providing the highest quality products at an outstanding value, along with superior customer service and technical support. Its product expertise covers a diverse set of research areas including Immunology, Neuroscience, Cancer, Stem cells, and Clinical Products. BioLegend’s reagents are supported by superior customer service and a quality management system that is certified for ISO 13485:2016. With a strong commitment to the scientific community, BioLegend pushes the boundaries of scientific innovation, and transforms the way we collect and interpret scientific knowledge. To learn more, visit www.biolegend.com

Investor Relations:

Steve Willoughby

Stephen.Willoughby@perkinelmer.com

+1 781-663-5677

Media Contact:

Jennifer McNeil

Jennifer.Mcneil@perkinelmer.com

+1 508-380-2902

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